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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 23, 1999


                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)



     Kentucky                     0-01469                       61-0156015
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)



                 700 CENTRAL AVENUE, LOUISVILLE, KENTUCKY 40208
                    (Address of principal executive offices)



                                 (502) 636-4400
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 23, 1999, Churchill Downs Incorporated (the "Company") acquired Calder Race Course, Inc., a Florida corporation ("Calder") and Tropical Park, Inc., a Florida corporation ("Tropical") pursuant to (i) a Stock Purchase Agreement and Joint Escrow Instructions dated as of January 21, 1999 by and among the Company and KE Acquisition Corp. ("KEAC"), (ii) a First Amendment to Stock Purchase Agreement dated as of April 19, 1999 by and between the Company, Churchill Downs Management Company ("CDMC") and KEAC, and (iii) an Agreement and Plan of Merger and Amendment to Stock Purchase Agreement dated as of April 22, 1999 by and among the Company, CDMC, CR Acquisition Corp., TP Acquisition Corp., Calder, Tropical and KEAC. The acquisition of Calder and Tropical (the "Acquisition") was completed through the merger of CR Acquisition Corp. and TP Acquisition Corp., wholly owned subsidiaries of CDMC, a Kentucky corporation and wholly owned subsidiary of the Company, with and into Calder and Tropical, respectively. Prior to completion of the Acquisition, Calder and Tropical were wholly owned subsidiaries of KEAC. The primary asset of Calder is Calder Race Course in Miami, Florida and its license to conduct horse racing at such facility. The primary asset of Tropical is a lease to operate Calder Race Course (of which Calder is the lessor) and its license to conduct horse racing at such facility. The Company intends to continue to operate Calder Race Course and the horse racing of Calder and Tropical at the same location and under the same name.

         The Company paid KEAC Eighty Six Million Dollars ($86,000,000) cash plus a closing net working capital adjustment of approximately Two Million Dollars ($2,000,000) cash for the shares of Calder and Tropical. The Company paid the purchase price from working capital and a draw on its credit facility with PNC Bank, National Association. The purchase price was determined by the Company based on its analysis of the financial performance and assets of Calder and Tropical.

         A  copy  of  the  press  release   announcing  the  completion  of  the
Acquisition is attached as Exhibit 99 to this Current Report on Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         A.       Financial Statements of Businesses Acquired.

                  To be filed by amendment on or about July 7, 1999.

         B.       Pro Forma Financial Information.

                  To be filed by amendment on or about July 7, 1999.

         C.       Exhibits

                  2.1 Stock Purchase Agreement and Joint Escrow Instructions dated as of January 21, 1999 by and among Churchill Downs Incorporated and KE Acquisition Corp.

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                  2.2      First Amendment to Stock Purchase  Agreement dated as
                           of April 19, 1999 by and between Churchill Downs Incorporated, Churchill Downs Management Company and KE Acquisition Corp.

                  2.3 Agreement and Plan of Merger and Amendment to Stock Purchase Agreement dated as of April 22, 1999 by and among Churchill Downs Incorporated, Churchill Downs Management Company, CR Acquisition Corp., TP Acquisition Corp., Calder Race Course, Inc., Tropical Park, Inc. and KE Acquisition Corp.

                  99 Press release issued on April 26, 1999 by Churchill Downs Incorporated.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHURCHILL DOWNS INCORPORATED
                                  (Registrant)



                                  By:  /S/ THOMAS H. MEEKER
                                     Thomas H. Meeker, President


Date:  April 29, 1999